As filed with the United States Securities and Exchange Commission on July 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wise Group plc

(Exact name of registrant as specified in its charter)

Jersey	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1st Floor, Worship Square

65 Clifton Street

London EC2A 4JE

United Kingdom

(Address of Principal Executive Offices, including zip code)

Rules of the TransferWise 2021 Equity Incentive Plan

(Full title of the plans)

Wise US, Inc.

30 W. 26th St, Sixth Floor

New York, NY 10010

+1 (844) 926-4380

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Kristo Käärmann

1st Floor, Worship Square

65 Clifton Street

London EC2A 4JE

United Kingdom

Tel: +1 888 501 4041

Email: Owners@wise.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement contains a “reoffer prospectus” prepared in accordance with Part I of Form F-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of some or all of those Class A ordinary shares, nominal value $0.01 per share (the “Shares”), of Wise Group plc, a public limited company under the laws of Jersey (“us”, “we” or the “Registrant”), referred to herein that constitute “control securities” or “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Instruction C of the General Instructions to Form S-8, by certain shareholders that are officers or other employees of the Registrant (the “Selling Shareholders”) for their own accounts.

The Selling Shareholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Shareholders may sell their Shares, if they were to sell any, hereunder following the effective date of this Registration Statement. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Shareholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

Wise Group plc

1,797,631 Class A Ordinary Shares

This prospectus relates to 1,797,631 Class A ordinary shares, nominal value $0.01 per share (the “Shares”), of Wise Group plc, a public limited company under the laws of Jersey, which Shares may be offered from time to time by certain shareholders that are our officers or other employees (the “Selling Shareholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Shareholders made hereunder. The Shares were or will be acquired by the Selling Shareholders pursuant to the Rules of the TransferWise 2021 Equity Incentive Plan (as amended and/or restated, the “2021 Plan”) or other “employee benefit plans” as such term is defined in Rule 405 under the Securities Act.

The Selling Shareholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Shareholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Shareholders may sell their Shares, if they were to sell any, hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our Class A ordinary shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Shareholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Shareholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders will be borne by us.

On July 10, 2026, the closing price of our Class A ordinary shares, as reported on The Nasdaq Global Select Market, was $12.88 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Shareholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our Class A ordinary shares involves a high degree of risk. Before buying any of our Class A ordinary shares, you should carefully read the discussion of the risks of investing in our Class A ordinary shares in the section titled “Risk Factors” included or incorporated by reference into this prospectus on page 2.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 13, 2026

Neither we nor any of the Selling Shareholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any accompanying prospectus supplement we have prepared. Neither we nor any of the Selling Shareholders takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.

“Wise,” “Wise Business,” the Wise logo and our other registered or common law trademarks, trade names, or service marks appearing in this prospectus are the property of Wise Group plc or its affiliates. Other trademarks, trade names, and service marks used in this prospectus are the property of their respective owners.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” and “Wise” refer to Wise Group plc and its consolidated subsidiaries.

THE COMPANY

Overview

Fifteen years ago, we set out with a simple but visionary goal that became the mission for Wise: money without borders. It should not be more expensive or less convenient to use your money in another country. People and businesses should always know what each transaction actually costs.

Guided by this mission, we started with the goal of fixing overseas transfers and went on to build an account for a truly borderless experience for people and businesses using their money. An increasing number of banks and online platforms now offer our products to their customers via Wise Platform.

To power this borderless experience, we have built an innovative infrastructure for the world’s money—one that makes payments instant (in under 20 seconds), convenient, low-cost and transparent. In the year ended March 31, 2026, this infrastructure powered payments across more than 40 currencies, moved $243.5 billion across borders for 18.9 million people and businesses, and saved them approximately $3.3 billion along the way, based on our estimates of per transaction savings calculated by reference to publicly available foreign exchange rates and fees of alternative banks and payment providers. As of March 31, 2026, our customers’ holdings across their cash and Wise Assets balances equaled $39 billion, reflecting the trust we have built with our customers. This included $9.0 billion held with Wise Assets (i.e. assets under custody), an account feature that helps our customers earn a return on their money while ensuring it remains conveniently accessible.

We are just getting started.

We market our services through three product offerings: Wise Account for personal customers, Wise Business for small and medium-sized businesses, and Wise Platform for banks, financial institutions and enterprises. We offer a range of services across all of our three product offerings. For example, both Wise Account and Wise Business customers utilize cross-border transaction services when they send money internationally or convert currencies.

Wise Account is our solution for individual customers to send, spend, hold and get paid in one or more currencies. One of the features of Wise Account is Wise Assets, an investment feature that allows eligible customers to elect to earn a return on their holdings by investing in certain assets, such as money market funds. Wise Business offers the main features of our Wise Account product offering along with business-specific functionalities designed to enable businesses to operate internationally, including managing their accounting and accounts payable and receivables. With Wise Platform, banks, financial institutions and enterprises can integrate into our global payment infrastructure, allowing these institutional partners to send and receive payments on behalf of their customers or embed our services into their platform.

Corporate Information

The legal and commercial name of our company is currently Wise Group plc. Wise Group plc was originally incorporated in June 2025 as a public limited company under the laws of Jersey registered number 160362. In connection with the completion of our listing on Nasdaq on May 11, 2026, Wise Group plc became the ultimate parent company of Wise Limited (previously named Wise plc) and its consolidated subsidiaries on May 8, 2026 by means of a Scheme of Arrangement pursuant to Part 26 of the U.K. Companies Act 2006. Wise Group plc is Jersey incorporated and is intended to be solely a U.K. tax resident.

Our principal executive office is located at 1st Floor Worship Square, 65 Clifton Street, London EC2A 4JE, United Kingdom. Our agent for service of process in the United States is BizFilings, located at 525 Junction Road, Suite 5000, Madison, Wisconsin 53717 and the telephone number is (800) 981-7183. Our website address is www.wise.com. Information contained on, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

RISK FACTORS

Investing in our Class A ordinary shares involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described in “Item 3.D. Key Information—Risk Factors” in our Annual Report on Form 20-F, filed with the SEC on June 25, 2026, which is incorporated by reference herein, and our subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. The occurrence of any of these risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition or operating results. In such case, the market price of our Class A ordinary shares could decline, and you may lose some or all of your original investment. You should not interpret our disclosure of any of the following risks to imply that such risks have not already materialized.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements contained or incorporated by reference in this prospectus other than statements of historical facts, including statements regarding our future financial condition or results of operations and financial condition, our business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include statements concerning the following:

Forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:

•	our expectations regarding our revenue, operating expenses and other operating results;

•	our ability to acquire new customers and successfully retain existing customers;

•	our ability to maintain profitability;

•	anticipated trends, the size and growth rates of the markets in which we compete;

•	market acceptance of our products and our ability to increase adoption of our products, including customers’ changes in digital adoption;

•	future investments in our business, including investments in our infrastructure, our anticipated capital expenditures and our estimates regarding our capital requirements;

•	our ability to adapt to technological change and industry trends and innovate solutions for our customers;

•	our ability to scale, enhance and adapt our infrastructure, develop or acquire new products and services and bring them to market in a timely manner;

•

our ability to effectively and responsibly develop, deploy and integrate artificial intelligence and machine learning technologies, and to comply with evolving laws and regulations governing their use;

•	the costs and success of our marketing efforts and our ability to maintain and enhance our brand;

•	our growth strategies, including our ability to manage our growth;

•	our ability to manage our international operations and expansion into new jurisdictions, including our exposure to foreign currency exchange rate fluctuations;

•	the estimated addressable market opportunity for our products and services generally;

•	our reliance on key personnel and our ability to attract and retain highly qualified personnel;

•	our ability to obtain, maintain, protect and enforce our intellectual property rights and any costs associated therewith;

•	our ability to compete effectively with existing competitors and new market entrants;

•	our ability to comply with applicable laws and regulations, including our ability to obtain and maintain required licenses, in the jurisdictions in which we currently and may in the future operate;

•	the effect of regulatory developments in the jurisdictions in which we currently and may in the future operate;

•	our ability to successfully identify acquisition targets, consummate acquisitions and successfully integrate acquired businesses and personnel;

•	the impact of unstable market and economic conditions, including as a result of actual or anticipated changes in interest and inflation rates and barriers to trade;

•

the impact of political instability, shifts in immigration patterns or policies, global travel, natural disasters, events of terrorism, wars and other global events on our business, industry and the global economy; and

•	the performance, reliability, security and efficiency of our payments network, including the risk of service interruptions, outages or system failures.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or incorporated by reference herein.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described under “Item 3.D. Key Information—Risk Factors” in our Annual Report on Form 20-F, filed with the SEC on June 25, 2026, and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus or incorporated by reference herein. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See the sections titled “Selling Shareholders” and “Plan of Distribution” described below.

SELLING SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A ordinary shares as of June 29, 2026, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Shareholders, consisting of the individuals shown as having shares listed in the column entitled “Number of Shares Being Offered.”

The Shares offered by the Selling Shareholders hereunder consist of an aggregate of 1,797,631 Class A ordinary shares to be acquired by certain of our shareholders that are executive officers and current and former employees upon the settlement of restricted share units issued under our 2021 Plan.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

In computing the number of Class A ordinary shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding (i) Class A ordinary shares subject to options held by that person that are currently exercisable or exercisable within 60 days of June 29, 2026, and (ii) the Shares offered hereby that are issuable upon settlement of restricted share units vesting within 90 days of the effective date of our Registration Statement on Form 20-F, as amended (File No. 001-43229). We have based percentage ownership of our Class A ordinary shares prior to this offering on 1,025,164,562 Class A ordinary shares outstanding as of June 29, 2026, unless otherwise noted.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Wise Group plc, 1st Floor Worship Square, 65 Clifton Street, London EC2A 4JE, United Kingdom.

Selling Shareholder	Class A Ordinary Shares Beneficially Owned Prior to This Offering		Number of Shares Being Offered	Class A Ordinary Shares Beneficially Owned Following This Offering(1)
	Shares	%(2)		Shares	%(2)
Nilan Peiris(3)	3,284,746	*	105,240	3,179,506	*
Harsh Sinha(4)	1,728,615	*	105,240	1,623,375	*
Named Selling Shareholders(5)	5,847,023	*	624,320	5,222,703	*
Other Selling Shareholders(6)	4,957,936	*	962,831	3,995,105	*

*	Represents beneficial ownership of less than 1%.
(1)

Assumes that all of the Shares held by each Selling Shareholder and being offered under this prospectus are sold, and that no Selling Shareholder will acquire additional Class A ordinary shares before the completion of this offering. The Selling Shareholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder.

(2)	For purposes of calculating this percentage, includes the aggregate number of Class A ordinary shares held by the Selling Shareholders.

(3)

Includes 815,285 Class A ordinary shares issuable upon the exercise of options granted to Mr. Peiris that are currently or will be exercisable within 60 days of June 29, 2026, and 105,240 restricted share units granted to Mr. Peiris that will vest within 60 days of June 29, 2026.

(4)

Includes 812,500 Class A ordinary shares issuable upon the exercise of options granted to Mr. Sinha that are currently or will be exercisable within 60 days of June 29, 2026, and 105,240 restricted share units granted to Mr. Sinha that will vest within 60 days of June 29, 2026.

(5)

Includes the following 402 named non-affiliate persons, each of whom holds at least 1,000 Shares: Samira El Aabidi, Naiara Abaroa, Mohamed Abbas, Ashraf Abbasov, Aisyah binti Abdullah, Habib Adam, Thomas Adamski, Krittika Adhikary, Akshay Agarwal, Ricardo Aguiar, Leonid Akopdzhanyan, Buluthan Aktas, Shafie Abdullahi Sheik Ali, Abdallah Alkhawatrah, Naomi Amobi, Georgia Anderson, Lucas Dybax de Andrade, Evangelia Andrianopoulou, Wen Xin Ang, Yash Raj Arab, John Arevalo, Julie Arnoux, Faruk Arslan, Kamal Udin Asmatpoor, Mukul Bansal, Bruna Baptista, Frederico Baptista, Gabriel De Filippo Barbosa, Aleksandr Barmin, Geoffroy Barruel, Joseph Bartels, Sergei Bashilov, Alessandro Battaglia, Natalia Bauer, Olivier Besancon, Victor Ferreiro Betancor, Michael Bettinson, Chandni Bhan, Arjun Narayanaswamy Bharadwaj, Taneia Bhardwaj, Sakshi Bhatia, Mihir Mohan Bodhapati, Edward Boorn, Alexander Andrea Bredy, Olivier Brochard, Naomi Brookes, Keith Brooks, Andrew Brown, Keelan Brown, Magali Van Bulck, Taras Burko,

Ian Burns, Esteban Campos-Jimenez, Jessica Canter, Lindsay Carbone, Juliana Lourenco Cardoso, Callan Carvey, Narayanna Salgado Chianni Cascardo, Sara Cerminara, Raffaele Cerullo, Jayzel Cervantes, Joao Figueiredo Cevada, Hardi Chandra, Ronojoy Chatterjee, John Chavez, Chu Yi Cathy Chen, Alexandru Ciobanu, Sonia-Carla Ciocirlie, Caroline Clare, Raf Cleemput, Ricky Clegg, Brenda Cohan, Gaelle Constant, Megan Coplan, Caroline Corbett-Thompson, Nadia Francesca Nicole Costanzo, Kyle Ann Crotty, David Jose Farinha Cuevas, Marton Czebe, Oluwatobiloba Daada, Bohdan Danyliuk, Lisa Derijcke, Rahul Devpura, Charlotte Dewey, Aricia Diemler, Chidera Dimude, Lori Dirks, Ankita Rachel Dmello, Roman Dobrovenskii, Harry Dodd, Mary Grace Rubio Domingo, Ian Drayner, Roseanne Drum, Sankalp Duggal, Ena Easow, Dalia El-Shimy, Richard Elliott, Samuele Erbi, Vinicio Espinosa, Andrei Evseenko, Felip Munar Far, Yidan Feng, James Fenlon, Melissa Fenner, Wellington Felix Martins Filho, Alessio Di Fiore, Lucas Fisher, Shane Fitzgerald, Natalie Flynn, Charlotte Fox, Duarte Frazao, Yasmin Frenkel, Cameron Fuge, Michele Galli, Mathangi Ganesh, Bingjie Gao, Julian Garamendy, Divya Gaur, Meghna Ghai, Delia Gibson, Perpetua Gitungo, Nicole Godley, Enes Umur Gokcek, Andreea Goncearenco, Diana Avila Gonzalez, Heath Gordon-McCall, Tatiana Grechishcheva, Ciara Green, Francesca Grieve, Vanessa Grixti, Joe Grondin, Lionel Hadida, Yasoob Haider, Bhanita Haloi, Jacintha Hamilton-Love, David Hancock, Stefan Hardy, Edward Hargin, James Harris, Holden Hartsoe, Jessica Harvey, Hafiz Muhammad Umaid Hassan, Gustaf Hederberg, Daniel Helfenbein, Lorenzo Hernandez, Hannah Hill, Sean Hodges, Andras Gergely Horvath, Eva Hoyt-Nikolic, Jasmyne Huewitt, Weston Hunter, Arianna Illes-Pinter, Samanta Isaj, Rosanna Isbell, Christopher Iverson, Abhinav Jain, Manish Jain, Aman Jamwal, Mathilde Janfils, Vishnu Ramana Jayaraman, Menta Lakshmi Jeevana, Olivia Jewell, Dhvani Johar, Fergus Jordan, Elizabeth Joyce, Tommy Louk Jr, Josep Oriol Valldeperas Juan, Amish Kapoor, Peter Kaszubinski, Pooja Katragadda, Simran Kaur, Ritu Kedia, Laila Kelada-Antoun, Moritz Kerstan, Poojit Khajuria, Jelena Kissel, Doroteya Kodzhanova, Levani Kokhreidze, Aigar Koppel, Georgios Kourogiorgas, Rajeeban Krishnakumar, Madhu Krishnan, Kristi Kuldsaar, Isabelle Ariane Kull, Vivek Kumar, Ranjeet Kumar, Agnieszka Kurzawa, Valarie Kusse, Vitalii Kuzenkov, Andrey Kuznetsov, Nikita Kuznietsov, Yu Wei Kwong, Hiu-Ying Lai, Rajesh Kumar Lakshmanan, Lauren Langbridge, Cassandra LaPrairie, Matthew Larsen, Dzianis Lebedzeu, Jerome Leclercq, Yuen Man Lee, Anna-Maria Lehtonen, Marek Dobromir Lenik, Mika Leppala, Jack Leslie, Rihard Liiva, Stephen Lilly, Brian Linthicum, Aleksandra Liudomir, Maksim Logunov, Gauri Lonkar, Adrian Lopez, Kian Chong Low, Maria Lunardelli, Roxana Maria Lungu, Sandra Lynam, Robert MacFie, Zhakeer Maerzuha, Alfonso Maffei, Nadja Marie Elise Maingard, Anthony Prasad Manikam, Alessandro Manni, Surbhi Manurkar, Adythia Marendri, Gayane Margaryan, Teele Mark, Michael Marter, Stephanie Martin, Mayra Martins, Angels Albiol Masip, Jasleen Matharu, Fernanda Matos, Bohdan Mazur, Ashley Mbaso, John McGarvey, Susanne McNabb, Robert McNamara, Jennifer McRobb, Joseba Matanza Medina, Nirdh Mehta, Faheem Miah, Benjamin Mildren, Emily Miller, Svetlana Minina, Louay Mohamed, Barsaa Mohapatra, Cindy Momodu, Seren Moon, Rafael Luiz Amaral das Neves Moraes, Pere Planell Morell, Sara Moujahid, Hazal Muhtar, Abid Mumtaz, Hemachandran Munivelu, Murali Mupparaju, Pradeep Murugesan, Isabel Naidoo, Aneka Prakash Nair, Staci Nakayama, Stephen Naude, Kelsey Nesturrick, Minh Hoang Nguyen, Aleksandr Nikolaichuk, Caroline Grayson Nugent, Padraig O’Connor, Finn O’Hurley, Feidhlim O’Neill, Linda Okorie-Kalu, Chioma Okpala, Okan Oktar, Biodun Emmanuel Olateju, Telmo Afonso Vilar Goncalves Oliveira, Claire Pages, Forrest Pangborn, Attila Papai, Panagiotis Papaioannou, Yulian Parmakov, Lais Paterno, Mohan Patil, Vivek Patil, Joshua Payton, Li Peng, Nikita Pentchoukov, Christos Peppas, Maria del Pilar Perez, Radu Petre, Sam Pham, Joseph Phillips, Louis Pieterse, Leonardo Piovezan, Stephen Pole, Christopher Pollard, Joshua Prosser, Ilya Puchka, Tony Qin, Daniel Rados, Syeda Sana Rahman, Shabitah Deiwi A/P Rajagopal, Marouane Raji, Anupam Rakshit, Narain Ramaswamy, Sten-Marten Raudmets, Smrithi Ravi, Meenakshi Rawat, Jack Robinson, Sinjin Rodriguez, Aaron Rosser, Joshua James Godfrey Rowat, Nora Rubin, Yann de Rudder, Grace Rudolph, Matthew Salisbury, Freddy Sanchez, Jesus Sanchez, Manuel Sandhofer, Sanjay Sanger, Prathap Sasidharan, Silvia Sassi, Aman Saxena, Bradley Say, Joseph Sayer, Michael Schmidt, Nicolas Soriano I Segarra, Ritika Sehijpal, Alexandr Severinov, Chetna Shastry Shailesh, Hazem Shama, Nidhi Sharma, Prateek Sharma, Serhii Shemshur, Adith Shenoy, Gemma Sheppard, Aleksei Shevchenko, Vera Shishkina, Phellipe de Franca Silva, Alexander Sinnott, Jack Smith, Shaun Smith-Taylor, Konrad Snow, Dmitrii Sofiev, Aleksandr Solodovnikov, Katarzyna Soriano, Livia De Souza, Jair Elton Batista de Souza, Prakhar Srivastava, Priya Stewart, Jonathan Stieglitz, Natalie Stimpson, Kristiina Stokkeby, Linda Strazdina, Anthony Stylianou, Pablo Suarez, Gert Svaiko, Anton Sytnyk, Nehemiah Tang-Campbell, Silas Tatham, Megha Thakur, Swathi Thalinki, Lithin Thomas, Frederick Thompson, Teresa To, Imre Tomosvari, Marie Tonts, Mohammed Topiwalla, Jenny Tran, Anastasios Tsolis, Kristiina Tukk, Petro Turovskyy, Prasangi Unantenne, Aigerim Ussenova, Edda Emilie Uudre, Rohan Vadgaonkar, Susana Filipa Pires Valente, Fiona Vallance, Javier Vara, Amresh Venugopal, Florine Verhaegen, Triinu Viilup, Bablu Vazhayil Vijayakumar, Mauricio Ortega Vizcaino, Jack Wakefield, Manon Weaver, Brian Weaver, Cian Weeresinghe, Gad Weislovits, Ian White, Matthew White, Michael White, Jessica Winter, Till Wirth, Selina Wong, David Woodhouse, Edward Woodley, ShengHua Wu, Caterina Wulfing, Xinyi Yan, Casey Yandell, Wendy Yang, Hong-Sik Yoon, Celine Young, June Yuan, Ahmad Zamrik and Lidong Zhu.
(6)	Includes 1,806 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares. Each of these persons beneficially owns less than 1% of our Class A ordinary shares.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Shareholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Shareholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Shareholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Shareholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Shareholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Shareholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares being offered by this prospectus will be passed upon for us by Ogier (Jersey) LLP, St. Helier, Jersey, Channel Islands.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended March 31, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2026 (File No. 001-43229), filed with the SEC on June 25, 2026; and

•	The description of the Registrant’s securities contained in Exhibit 2.1 of the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2026.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual reports on Form 20-F with, and furnishes other reports and information on Form 6-K to, the SEC. However, as a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, including proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to our Class A ordinary shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.

Our filings with the SEC are available through the website maintained by the SEC (www.sec.gov) and on our website at www.wise.com. Information contained on, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference. Our Class A ordinary shares are admitted to trading on the Nasdaq Global Select Market. You can consult reports and other information about our company that we have filed pursuant to the rules of Nasdaq.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Wise Group plc, 1st Floor Worship Square, 65 Clifton Street, London EC2A 4JE, United Kingdom, +1 888 501 4041.

PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The reports or documents listed below have been filed with the Commission by Wise Group plc (the “Registrant”) and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed:

(a)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2026 (File No. 001-43229), filed with the SEC on June 25, 2026.

(b)	The description of the Registrant’s securities contained in Exhibit 2.1 of the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2026.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregister all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Companies (Jersey) Law 1991, as amended (the “Jersey Companies Law”), a Jersey company may indemnify directors and officers (including its secretary) against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with any civil, criminal, administrative or investigative proceedings, any person successful in defense at the final disposition of such proceedings, who:

•	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, by reason of the fact that the person is or was an officer of the company; or

•	is or was, at the request of the company, serving as an officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise,

however, this does not apply unless the person acted honestly and in good faith and in what they believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

The officers or an officer of a company may, subject to any limitation in the Jersey Companies Law, enforce a provision in the company’s articles of association that indemnifies its officers.

Subject to the provisions of the Jersey Companies Law, the Registrant’s Articles of Association provide that every director or other officer of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by such individual for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1	Memorandum and Articles of Association of Wise Group plc (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F, filed on June 25, 2026).

5.1*	Opinion of Ogier (Jersey) LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ogier (Jersey) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	Rules of the TransferWise 2021 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form 20-F, filed on April 10, 2026).

107*	Filing Fee Table.

*	Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on July 13, 2026.

WISE GROUP PLC

By:	/s/ Kristo Käärmann
Name: Kristo Käärmann
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristo Käärmann and Emmanuel Thomassin, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Kristo Käärmann Kristo Käärmann	Chief Executive Officer and Executive Director (Principal Executive Officer)	July 13, 2026

/s/ Emmanuel Thomassin Emmanuel Thomassin	Chief Financial Officer and Executive Director (Principal Financial and Accounting Officer)	July 13, 2026

/s/ David Wells	Chair of the Board of Directors	July 13, 2026
David Wells

/s/ Clare Gilmartin	Senior Independent Director	July 13, 2026
Clare Gilmartin

/s/ Elizabeth Chambers	Non-Executive Director	July 13, 2026
Elizabeth Chambers

/s/ Terri Duhon	Non-Executive Director	July 13, 2026
Terri Duhon

/s/ Scott Hill	Non-Executive Director	July 13, 2026
Scott Hill

/s/ Alastair Rampell	Non-Executive Director	July 13, 2026
Alastair Rampell

/s/ Hooi Ling Tan	Non-Executive Director	July 13, 2026
Hooi Ling Tan

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Registration Statement on July 13, 2026.

Wise US, Inc.

By:	/s/ Kristo Käärmann
Name: Kristo Käärmann
Title: Chief Executive Officer